File: 333182565
Rule 424 (b)(3)


AMERICAN DEPOSITARY SHARES
(One (1) American Depositary Share represents
Fifty (50) Shares)

THE BANK OF NEW YORK MELLON
AMERICAN DEPOSITARY RECEIPT
FOR FOREIGN SHARES OF
TTW PUBLIC COMPANY LIMITED
(INCORPORATED UNDER THE LAWS OF
THAILAND)
       The Bank of New York Mellon, as
depositary (hereinafter called the Depositary), hereby certifies (i) that there have been deposited with the Depositary or its agent, nominee, custodian, clearing agency or correspondent, the securities described above (Shares) or evidence of the right to receive such Shares, (ii) that at the date hereof each American Depositary Share evidenced by this Receipt represents the amount of Shares shown above, and that or registered assigns IS THE OWNER OF
________ AMERICAN DEPOSITARY
SHARES
hereby evidenced and called, and except as
otherwise herein expressly provided, is entitled
upon surrender at the Corporate Trust Office of
the Depositary, New York, New York of this
Receipt duly endorsed for transfer and upon
payment of the charges as provided on the
reverse of this Receipt and in compliance with
applicable laws or governmental regulations, at
Owners option (1) to delivery at the office of the
agent, nominee, custodian, clearing agency or
correspondent of the Depositary, to a person
specified by Owner, of the amount of Deposited
Securities represented hereby or evidence of the
right to receive the same or (2) to have such
Deposited Securities forwarded at his cost and
risk to him at the Corporate Trust Office of the
Depositary.  The words Deposited Securities
wherever used in this Receipt shall mean the
Shares deposited under the agreement created by
the Receipts (as hereinafter defined) (including
such evidence of the right to receive the same),
and any and all other securities, cash and other
property held by the Depositary in place thereof
or in addition thereto as provided herein.  The
word Owner wherever used in this Receipt shall
mean the name in which this Receipt is registered
upon the books of the Depositary from time to
time.  The Depositarys Corporate Trust Office is
located at a different address than its principal
executive office. Its Corporate Trust Office is
located at 101 Barclay Street, New York, New
York 10286, and its principal executive office is
located at One Wall Street, New York, New York
10286.
1.	RECEIPTS.
	This American Depositary Receipt (this
Receipt) is one of a continuing issue of American
Depositary Receipts (collectively, the Receipts),
all evidencing rights of like tenor with respect to
the Deposited Securities, and all issued or to be
issued upon the terms and subject to the
conditions herein provided, which shall govern
the continuing arrangement by the Depositary
with respect to initial deposits as well as the
rights of holders and Owners of Receipts
subsequent to such deposits.
	The issuer of the Receipts is deemed to
be the legal entity resulting from the agreement
herein provided for.
	The issuance of Receipts against deposits
generally may be suspended, or the issuance of
Receipts against the deposit of particular Shares
may be withheld, if such action is deemed
necessary or advisable by the Depositary at any
time and from time to time because of any
requirements of any government or governmental
body or commission or for any other reason.  The
Depositary assumes no liability with respect to
the validity or worth of the Deposited Securities.
2.	TRANSFER OF RECEIPTS.
	Until the surrender of this Receipt in
accordance with the terms hereof, the Depositary
will maintain an office in the Borough of
Manhattan, The City of New York, for the
registration of Receipts and transfers of Receipts
where the Owners of the Receipts may, during
regular business hours, inspect the transfer books
maintained by the Depositary that list the Owners
of the Receipts.  The transfer of this Receipt is
registrable on the books of the Depositary at its
Corporate Trust Office by the holder hereof in
person or by duly authorized attorney, upon
surrender of this Receipt properly endorsed for
transfer or accompanied by proper instruments of
transfer and funds sufficient to pay any applicable
transfer taxes, and the fees and expenses of the
Depositary and upon compliance with such
regulations, if any, as the Depositary may
establish for such purpose.  This Receipt may be
split into other such Receipts, or may be
combined with other such Receipts into one
Receipt, representing the same aggregate number
of American Depositary Shares as the Receipt or
Receipts surrendered.  Upon such split or
combination not involving a transfer, a charge
will be made as provided herein.  The Depositary
may close the transfer books at any time or from
time to time when deemed expedient by it in
connection with the performance of its duties
hereunder.
3.	PROOF OF CITIZENSHIP OR
RESIDENCE.
	The Depositary may require any holder
or Owner of Receipts, or any person presenting
securities for deposit against the issuance of
Receipts, from time to time, to file such proof of
citizenship or residence and to furnish such other
information, by affidavit or otherwise, and to
execute such certificates and other instruments as
may be necessary or proper to comply with any
laws or regulations relating to the issuance or
transfer of Receipts, the receipt or distribution of
dividends or other property, or the taxation
thereof or of receipts or deposited securities, and
the Depositary may withhold the issuance or
registration of transfer of any Receipt or payment
of such dividends or delivery of such property
from any holder, Owner or other person, as the
case may be, who shall fail to file such proofs,
certificates or other instruments.
4.	TRANSFERABILITY;
RECORDOWNERSHIP.
	It is a condition of this Receipt and every
successive holder and Owner of this Receipt by
accepting or holding the same consents and
agrees, that title to this Receipt, when properly
endorsed or accompanied by proper instruments
of transfer, is transferable by delivery with the
same effect as in the case of a negotiable
instrument; provided, however, that prior to the
due presentation of this Receipt for registration of
transfer as above provided, and subject to the
provisions of Article 9 below, the Depositary,
notwithstanding any notice to the contrary, may
treat the person in whose name this Receipt is
registered on the books of the Depositary as the
absolute owner hereof for the purpose of
determining the person entitled to distribution of
dividends and for any other purpose.
5.	TAX LIABILITY.
	The Depositary shall not be liable for any
taxes or governmental or other assessments or
charges that may become payable in respect of
the Deposited Securities, but a ratable part of any
and all of the same, whether such tax, assessment
or charge becomes payable by reason of any
present or future law, statute, charter provision,
bylaw, regulation or otherwise, shall be payable
by the Owner hereof to the Depositary at any
time on request.  Upon the failure of the holder or
Owner of this Receipt to pay any such amount,
the Depositary may sell for account of such
Owner an amount of the Deposited Securities
equal to all or any part of the amount represented
by this Receipt, and may apply the proceeds in
payment of such obligations, the Owner hereof
remaining liable for any deficiency.
6.	REPRESENTATIONS AND
WARRANTIES.
	Every person presenting Shares for
deposit shall be deemed thereby to represent and
warrant that such Shares and each certificate, if
any, therefor are validly issued, fully paid and
nonassessable, that such Shares were not issued
in violation of any preemptive or similar rights of
the holders of any securities and that the person
making such deposit is duly authorized so to do.
Every such person shall also be deemed to
represent that the deposit of such securities and
the sale of American Depositary Shares
representing such Shares by that person in the
United States are not restricted under the
Securities Act of 1933, as amended (the
Securities Act of 1933).  Such representations
and warranties shall survive the deposit of such
securities and issuance of Receipts.
	This Receipt is issued subject, and all
rights of the holder or Owner hereof are expressly
subject, to the terms and conditions set forth on
both sides of this Receipt, all of which form a
part of the agreement evidenced in this Receipt
and to all of which the holder or Owner hereof by
accepting this Receipt consents.
7.	REPORTS OF ISSUER OF
DEPOSITED SECURITIES; VOTING
RIGHTS.
	As of the date of the establishment of the
program for issuance of Receipts by the
Depositary, the Depositary believed, based on
limited investigation, that the issuer of the
Deposited Securities either (i) furnished the
Securities and Exchange Commission (the
Commission) with certain public reports and
documents required by foreign law or otherwise
or (ii) published information in English on its
Internet website at http://www.thaitap.com/en or
another electronic information delivery system
generally available to the public in its primary
trading market, in either case in compliance with
Rule 12g32(b) under the Securities and Exchange
Act of 1934 as in effect and applicable to that
issuer at that time.  However, the Depositary does
not assume any duty to determine if the issuer of
the Deposited Securities is complying with the
current requirements of Rule 12g32(b) or to take
any action if that issuer is not complying with
those requirements.
	The Depositary shall be under no
obligation to give notice to the holder or Owner
of this Receipt of any meeting of shareholders or
of any report of or communication from the
issuer of the Deposited Securities, or of any other
matter concerning the affairs of such issuer,
except as herein expressly provided.  The
Depositary undertakes to make available for
inspection by holders and Owners of the Receipts
at its Corporate Trust Office, any reports and
communication received from the issuer of the
Deposited Securities that are both (i) received by
the Depositary as the holder of the Deposited
Securities and (ii) made generally available to the
holders of the Deposited Securities by the issuer
thereof.  Such reports and communications will
be available in the language in which they were
received by the Depositary from the issuer of the
Deposited Securities, except to the extent, if any,
that the Depositary in its sole discretion elects to
both (i) translate into English any of such reports
or communications that were not in English when
received by the Depositary and (ii) make such
translations, if any, available for inspection by
holders and Owners of the Receipts.  The
Depositary has no obligation of any kind to
translate any of such reports or communications
or to make such translation, if any, available for
such inspection.
	The Depositary may, in its discretion,
exercise, in any manner, or not exercise, any and
all voting rights that may exist in respect of the
Deposited Securities.  The Depositary may, but
assumes no obligation to, notify Owners of an
upcoming meeting of holders of Deposited
Securities or solicit instructions from Owners as
to the exercise of any voting rights with respect to
the Deposited Securities. Upon the written
request of the Owner of this Receipt and payment
to it of any expense involved, the Depositary
may, in its sole discretion, but assumes no
obligation to, exercise any voting rights with
respect to the amount of the Deposited Securities
represented by the American Depositary Shares
evidenced by this Receipt in accordance with that
request.
8.	DISTRIBUTIONS.
	Until the surrender of this Receipt, the
Depositary (a) shall distribute or otherwise make
available to the Owner hereof, at a time and in
such manner as it shall determine, any
distributions of cash, Shares or other securities or
property (other than subscription or other rights)
and (b) may distribute or otherwise make
available to the Owner hereof, at a time and in
such manner as it shall determine, any
distributions of subscription or other rights, in
each case received with respect to the amount of
Deposited Securities represented hereby, after
deduction, or upon payment of the fees and
expenses of the Depositary described in Article
13 below, and the withholding of any taxes in
respect thereof; provided, however, that the
Depositary shall not make any distribution for
which it has not received satisfactory assurances,
which may be an opinion of United States
counsel, that the distribution is registered under,
or is exempt from or not subject to the
registration requirements of, the Securities Act of
1933 or any other applicable law.  If the
Depositary is not obligated, under the preceding
sentence, to distribute or make available a
distribution under the preceding sentence, the
Depositary may sell such Shares, other securities,
subscription or other rights, securities or other
property, and the Depositary shall distribute the
net proceeds of a sale of that kind to the Owners
entitled to them, after deduction or upon payment
of the fees and expenses of the Depositary
described in Article 13 below and the
withholding of any taxes in respect thereof.  In
lieu of distributing fractional American
Depositary Shares for distributed Shares or other
fractional securities, the Depositary may, in its
discretion, sell the amount of securities or
property equal to the aggregate of those fractions.
In the case of subscription or other rights, the
Depositary may, in its discretion, issue warrants
for such subscription or other rights and/or seek
instructions from the Owner of this Receipt as to
the disposition to be made of such subscription or
other rights.  If the Depositary does not distribute
or make available to Owners or sell distributed
subscription or other rights, the Depositary shall
allow those rights to lapse.  Sales of subscription
or other rights, securities or other property by the
Depositary shall be made at such time and in such
manner as the Depositary may deem advisable.
	If the Depositary shall find in its opinion
that any cash distribution is not convertible in its
entirety or with respect to the Owners of a portion
of the Receipts, on a reasonable basis into U.S.
Dollars available to it in the City of New York, or
if any required approval or license of any
government or agency for such conversion is
denied or is not obtainable within a reasonable
period, the Depositary may in its discretion make
such conversion and distribution in U.S. Dollars
to the extent possible, at such time and rates of
conversion as the Depositary shall deem
appropriate, to the Owners entitled thereto and
shall with respect to any such currency not
converted or convertible either (i) distribute such
foreign currency to the holders entitled thereto or
(ii) hold such currency for the respective accounts
of such Owners uninvested and without liability
for interest thereon, in which case the Depositary
may distribute appropriate warrants or other
instruments evidencing rights to receive such
foreign currency.
9.	RECORD DATES ESTABLISHED
BY DEPOSITARY.
	Whenever any cash dividend or other
cash distribution shall become payable or any
distribution other than cash shall be made, or
whenever rights shall be offered, with respect to
Deposited Securities, or whenever the Depositary
shall receive notice of any meeting of Owners of
Deposited Securities, or whenever it is necessary
or desirable to determine the Owners of Receipts,
the Depositary will fix a record date for the
determination of the Owners generally or the
Owners of Receipts who shall be entitled to
receive such dividend, distribution or rights, or
the net proceeds of the sale thereof, to give
instructions for the exercise of voting rights at
any such meeting or responsible for any other
purpose for which the record date was set.
10.	CHANGES AFFECTING
DEPOSITED SECURITIES.
	Upon (i) any change in nominal value or
any subdivision, combination or any other
reclassification of the Deposited Securities, or (ii)
any recapitalization, reorganization, sale of assets
substantially as an entirety, merger or
consolidation affecting the issuer of the
Deposited Securities or to which it is a party, or
(iii) the redemption by the issuer of the Deposited
Securities at any time of any or all of such
Deposited Securities (provided the same are
subject to redemption), then and in any such case
the Depositary shall have the right to exchange or
surrender such Deposited Securities and accept
and hold hereunder in lieu thereof  other shares,
securities, cash or property to be issued or
delivered in lieu of or in exchange for, or
distributed or paid with respect to, such
Deposited Securities.  Upon any such exchange
or surrender, the Depositary shall have the right,
in its discretion, to call for surrender of this
Receipt in exchange (upon payment of fees and
expenses of the Depositary) for one or more new
Receipts of the same form and tenor as this
Receipt, but describing the substituted Deposited
Securities.  In any such case the Depositary shall
have the right to fix a date after which this
Receipt shall only entitle the Owner to receive
such new Receipt or Receipts.  The Depositary
shall mail notice of any redemption of Deposited
Securities to the Owners of Receipts, provided
that in the case of any redemption of less than all
of the Deposited Securities, the Depositary shall
select in such manner as it shall determine an
equivalent number of American Depositary
Shares to be redeemed and shall mail notice of
redemption only to the Owners of Receipts
evidencing those American Depositary Shares.
The sole right of the Owners of Receipts
evidencing American Depositary Shares
designated for redemption after the mailing of
such notice of redemption shall be to receive the
cash, rights and other property applicable to the
same, upon surrender to the Depositary (and upon
payment of its fees and expenses) of the Receipts
evidencing such American Depositary Shares.
11.	LIABILITY OF DEPOSITARY.
       The Depositary shall not incur any
liability to any holder or Owner of this Receipt (i)
if by reason of any provisions of any present or
future law of the United States of America, any
state thereof, or of any other country, or of any
governmental or regulatory authority, or by
reason of any provision, present or future, of the
charter or articles of association or similar
governing document of the issuer or of the
Deposited Securities, the Depositary shall be
prevented, delayed or forbidden from or
subjected to any civil or criminal penalty or
extraordinary expenses on account of doing or
performing any act or thing which by the terms
hereof it is provided shall be done or performed,
(ii) by reason of any nonperformance or delay,
caused as specified in clause (i) above, in the
performance of any act or thing which by the
terms of this Receipt it is provided shall or may
be done or performed, (iii) by reason of any
exercise of, or failure to exercise, any discretion
provided for herein, (iv) for the inability of any
Owner or holder to benefit from any distribution,
offering, right or other benefit which is made
available to holders of Deposited Securities but is
not made available to Owners or holders, (v) for
any special, consequential or punitive damages
for any breach of the terms of this Receipt or (vi)
arising out of any act of God, terrorism or war or
any other circumstances beyond its control.
       The Depositary shall not be responsible
for any failure to carry out any requests to vote
any Deposited Securities or for the manner or
effect of any vote that is cast either with or
without the request of any Owner, or for not
exercising any right to vote any Deposited
Securities.
       The Depositary does not assume any
obligation and shall not be subject to any liability
to holders or Owners hereunder other than
agreeing to act without negligence or bad faith in
the performance of such duties as are specifically
set forth herein.
       The Depositary shall be under no
obligation to appear in, prosecute or defend, any
action, suit or other proceeding in respect of any
of the Deposited Securities or in respect of the
Receipts on behalf of Owners or holders or any
other persons.  The Depositary shall not be liable
for any action or nonaction by it in reliance upon
the advice of or information from legal counsel,
accountants or any other persons believed by it in
good faith to be competent to give such advice or
information.
       The Depositary, subject to Article 14
hereof, may itself become the owner of and deal
in securities of any class of the issuer of the
Deposited Securities and in Receipts of this issue.
12.	TERMINATION OF AGREEMENT
AND SURRENDER OF THIS RECEIPT.
	The Depositary may at any time
terminate the agreement evidenced by this
Receipt and all other Receipts by mailing notice
of such termination to the Owners of all Receipts
then outstanding at their addresses appearing
upon the books of the Depositary, at least thirty
days prior to the date fixed in such notice for
termination.  On and after such date of
termination the Owner hereof, upon surrender of
this Receipt at the Corporate Trust Office of the
Depositary, will be entitled to delivery of the
amount of the Deposited Securities represented
hereby upon the same terms and conditions, and
upon payment of a fee at the rates provided
herein with respect to the surrender of this
Receipt for Deposited Securities and on payment
of applicable taxes and charges.  The Depositary
may convert any dividends received by it in cash
after the termination date into U.S. Dollars as
herein provided, and after deducting therefrom
the fees of the Depositary and referred to herein
and any taxes and governmental charges and shall
thereafter hold the balance of said dividends for
the pro rata benefit of the Owners of the
respective Receipts.  As to any Receipts not so
surrendered within thirty days after such date of
termination the Depositary shall thereafter have
no obligation with respect to the collection or
disbursement of any subsequent dividends or any
subscriptions or other rights accruing on the
Deposited Securities.  After the expiration of
three months from such date of termination the
Depositary may sell any remaining Deposited
Securities in such manner as it may determine,
and may thereafter hold uninvested the net
proceeds of any such sale or sales together with
any dividends received prior to such sale or the
U.S. Dollars received on conversion thereof,
unsegregated and without liability for any interest
thereon, for the pro rata benefit of the Owners of
the Receipts that have not theretofore been
surrendered for cancellation, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net proceeds.
After making such sale, or if no such sale can be
made after the expiration of one year from such
date of termination, the Depositary shall be
discharged from all obligations whatsoever to the
holders and Owners of the Receipts except to
make distribution of the net proceeds of sale and
of such dividends (after deducting all fees,
charges and expenses of the Depositary) or of the
Deposited Securities, in case no sale can be
made, upon surrender of the Receipts.
13.	CERTAIN FEES AND CHARGES OF
THE DEPOSITARY.
	The Depositary may charge any party
depositing or withdrawing Shares, any party
transferring or surrendering Receipts, any party to
whom Receipts are issued (including issuance
pursuant to a stock dividend or stock split or an
exchange of stock or distribution pursuant to
Articles 8 or 10) or Owners, as applicable, (i) fees
for the delivery or surrender of Receipts and
deposit or withdrawal of Shares, (ii) fees for
distributing cash, Shares or other property
received in respect of Deposited Securities, (iii)
taxes and other governmental charges, (iv)
registration or custodial fees or charges relating
to the Shares, (v) cable, telex and facsimile
transmission expenses, (vi) foreign currency
conversion expenses and fees, (vii) depositary
servicing fees and (viii) any other fees or charges
incurred by the Depositary or its agents in
connection with the Receipt program.  The
Depositarys fees and charges may differ from
those of other depositaries.  The Depositary
reserves the right to modify, reduce or increase its
fees upon thirty (30) days notice to the Owner
hereof.  The Depositary will provide, without
charge, a copy of its latest schedule of fees and
charges to any party requesting it.
	The Depositary may charge fees for
receiving deposits and issuing Receipts, for
delivering Deposited Securities against
surrendered Receipts, for transfer of Receipts, for
splits or combinations of Receipts, for
distribution of each cash or other distribution on
Deposited Securities, for sales or exercise of
rights, or for other services performed hereunder.
The Depositary reserves the right to modify,
reduce or increase its fees upon thirty (30) days
notice to the Owner hereof.  The Depositary will
provide, without charge, a copy of its latest fee
schedule to any party requesting it.
14.	PRERELEASE OF RECEIPTS.
	Notwithstanding any other provision of
this Receipt, the Depositary may execute and
deliver Receipts prior to the receipt of Shares
(PreRelease). The Depositary may deliver Shares
upon the receipt and cancellation of Receipts
which have been PreReleased, whether or not
such cancellation is prior to the termination of
such PreRelease or the Depositary knows that
such Receipt has been PreReleased.  The
Depositary may receive Receipts in lieu of Shares
in satisfaction of a PreRelease.  Each PreRelease
will be (a) preceded or accompanied by a written
representation from the person to whom Receipts
or Shares are to be delivered that such person, or
its customer, owns the Shares or Receipts to be
remitted, as the case may be, (b) at all times fully
collateralized with cash or such other collateral as
the Depositary deems appropriate, (c) terminable
by the Depositary on not more than five (5)
business days notice, and (d) subject to such
further indemnities and credit regulations as the
Depositary deems appropriate.  The number of
American Depositary Shares which are
outstanding at any time as a result of PreReleases
will not normally exceed thirty percent (30%) of
the Shares deposited with the Depositary;
provided, however, that the Depositary reserves
the right to change or disregard such limit from
time to time as it deems appropriate.
	The Depositary may retain for its own
account any compensation received by it in
connection with the foregoing.
15.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
	Notwithstanding any terms of this
Receipt to the contrary, the Depositary will not
exercise any rights it has under this Receipt to
prevent the withdrawal or delivery of Deposited
Securities in a manner which would violate the
United States securities laws including, but not
limited to, Section 1A(1) of the General
Instructions to the Form F6 Registration
Statement, as amended from time to time, under
the Securities Act of 1933.
16.	GOVERNING LAW; VENUE OF
ACTIONS; JURY TRIAL WAIVER.
	This Receipt shall be interpreted and all
rights hereunder and provisions hereof shall be
governed by the laws of the State of New York.
	All actions and proceedings brought by
any Owner or holder of this Receipt against the
Depositary arising out of or relating to the Shares
or other Deposited Securities, the American
Depositary Shares or the Receipts, or any
transaction contemplated herein, shall be litigated
only in courts located within the State of New
York.
	EACH OWNER AND HOLDER
HEREBY IRREVOCABLY WAIVES, TO THE
FULLEST EXTENT PERMITTED BY
APPLICABLE LAW, ANY RIGHT IT MAY
HAVE TO A TRIAL BY JURY IN ANY SUIT,
ACTION OR PROCEEDING AGAINST THE
DEPOSITARY DIRECTLY OR INDIRECTLY
ARISING OUT OF OR RELATING TO THE
SHARES OR OTHER DEPOSITED
SECURITIES, THE AMERICAN
DEPOSITARY SHARES OR THE RECEIPTS,
OR ANY TRANSACTION CONTEMPLATED
HEREIN, OR THE BREACH HEREOF,
INCLUDING WITHOUT LIMITATION, ANY
QUESTION REGARDING EXISTENCE,
VALIDITY OR TERMINATION (WHETHER
BASED ON CONTRACT, TORT OR ANY
OTHER THEORY).
17.	AMENDMENT OF RECEIPTS.
       The form of the Receipts and the
agreement created thereby may at any time and from time to time be amended by the Depositary in any respect which it may deem necessary or desirable. Any amendment which shall prejudice any substantial existing right of Owners shall not become effective as to outstanding Receipts until the expiration of thirty (30) days after notice of such amendment shall have been given to the Owners of outstanding Receipts; provided, however, that such thirty (30) days notice shall in no event be required with respect to any amendment which shall impose or increase any taxes or other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses. Every
Owner and holder of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the agreement created by Receipt as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the amount of Deposited Securities represented by the American Depositary Shares evidenced thereby, except in order to comply with mandatory provisions of applicable law.